Exhibit 10.2

SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT

This SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT, dated as of April 30, 2019 (this “Agreement”), is entered into among the undersigned in connection with the AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of January 31, 2017 (as amended, supplemented and modified from time to time, the “RPA”) among CLOUD PEAK ENERGY RECEIVABLES LLC, a Delaware limited liability company, as seller (individually and in such capacity, the “Seller”), CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company (“Cloud Peak”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time party hereto, and PNC BANK, NATIONAL ASSOCIATION, as Administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).  This Agreement amends and restates the Amended and Restated Forbearance Agreement among the undersigned entered into on April 12, 2019 (“Amended and Restated Forbearance Agreement”) which amended and restated the Forbearance Agreement among the undersigned entered into on March 14, 2019 (the “Original Forbearance Agreement”).  Terms which are capitalized in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the RPA.

W I T N E S S E T H

WHEREAS, the Seller and Cloud Peak have each advised the Administrator that the audited consolidated financial statements of Parent and its consolidated Subsidiaries for fiscal year 2018 contained a “going concern” or like qualification or exception by Parent’s auditors (such financial statements, the “Specified Qualified Financial Statements”);

WHEREAS, the delivery by the Seller and Cloud Peak of such Subject Qualified Financial Statements constituted a breach by the Seller of its covenants under Section 1(a)(v) of Exhibit IV to the RPA and a breach by Cloud Peak of its covenants under Section 7(a) of the Performance Guaranty (the “Original Specified Breaches”), which resulted in the occurrence of a Termination Event pursuant to under clause a(i) of Exhibit V to the RPA (such Termination Event solely to the extent arising from the Original Specified Breaches, the “Original Specified Termination Event”);

WHEREAS, the Seller and Cloud Peak have each advised the Administrator that Cloud Peak did not make an interest payment due and owing on the 6.375% unsecured notes due 2024 (the “Additional Specified Breach,” collectively with the Original Specified Breaches, the “Specified Breaches”) which resulted in the occurrence of a Termination Event pursuant to clause (j) of Exhibit V to the RPA (such Termination Event solely to the extent arising from the Additional Specified Breach, the “Additional Specified Termination Event,” collectively with the Original Specified Termination Event, the “Specified Termination Events”); and

WHEREAS, the Seller and Cloud Peak now request that the Administrator, the Purchasers and the Purchaser Agents (collectively, the “Forbearing Parties”), for an additional limited period of time, forbear from exercising their respective rights and remedies under the

RPA and the other Transaction Documents with respect to the Specified Termination Events, and each Forbearing Party is willing to agree to such forbearance, on and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Acknowledgment of Specified Termination Events and Rights and Remedies.  The Seller and Cloud Peak both acknowledge, confirm and agree that the Specified Termination Events have occurred, and as a result thereof, the Administrator has the right to exercise all such rights and remedies against the Seller and Cloud Peak as available to it under the RPA, the other Transaction Documents and under applicable law, with such notice as may be expressly provided for in the RPA, the other Transaction Documents or required by applicable law.  The Forbearing Parties hereby acknowledge and agree that the Amended and Restated Forbearance Agreement constituted notice of the Specified Breaches and Specified Termination Events pursuant to Sections 1(a) and 1(b) of the RPA.

2.                                      Acknowledgments.

(a)                                 Acknowledgment of Current Outstanding Obligations.  The Seller and Cloud Peak hereby acknowledge that, as of the Effective Date (as defined below), the Seller is indebted to the Forbearing Parties (as defined below) for all amounts outstanding on the Effective Date in respect of the Aggregate Capital, the LC Participation Amount and the aggregate amount of accrued and unpaid Discount and Fees (the foregoing amounts are hereafter collectively referred to as the “Current Outstanding Obligations”), all without offset, counterclaims or defenses of any kind.  Except as specifically set forth herein, nothing shall alter, amend, modify or extinguish the obligation of the Seller or Cloud Peak to repay any Current Outstanding Obligations or any other obligations they have or may have under the Transaction Documents.

(b)                                 Acknowledgment of Liens and Priority; Reaffirmation of Security Interests.  The Seller hereby acknowledges, confirms and agrees that (i) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from each Originator to the Seller pursuant to the Purchase and Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under the RPA as required under the RPA, (ii) the RPA creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers) and (iii) the Seller has taken all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto and a first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim (other than Permitted Liens), in favor of the Administrator (on behalf of the Purchasers), as required under the RPA.  The Seller hereby reaffirms the Seller’s prior conveyance to the Administrator of a continuing security interest in and lien on the Pool Assets which it granted to the Administrator including a security interest in and lien upon any and all funds and/or monies of the Seller.

(c)                                  Acknowledgement of Notice Received and Compliance Therewith.  The Seller and the Servicer acknowledge their receipt on March 6, 2019 of the Administrator’s notice that it will require the Seller and the Servicer to deliver Daily Reports pursuant to Sections 1(a)(ii)(C) and 2(a)(i)(C) of Exhibit IV to the RPA.  The Seller and the Servicer acknowledge and agree that they began delivering such Daily Reports in accordance with such Sections on or prior to March 22, 2019 and will continue to do so unless and until the Administrator otherwise instructs the Seller and the Servicer in writing.

3.                                      No Waivers; Reservation of Rights.  The Forbearing Parties have not waived, are not by this Agreement waiving, and have no intention of waiving, any Specified Breach, the Specified Termination Events, any other breach of any Transaction Document or any Termination Events which may be continuing on the date hereof or any breach of any Transaction Document or any Termination Events which may occur after the date hereof (whether the same or similar to the Specified Breaches or the Specified Termination Events or otherwise).

4.                                      Limited Forbearance Period; Forbearance Termination.

(a)                                 At the Seller and Cloud Peak’s request and in reliance upon the representations, warranties and covenants of the Seller and Cloud Peak contained in this Agreement, and subject to the terms and conditions of this Agreement, each Forbearing Party hereby agrees to forbear during the Forbearance Period (as defined below) from exercising any of its rights and remedies with respect to the Specified Breaches or the Specified Termination Events, whether arising under the RPA, the other Transaction Documents or applicable law; provided that the Forbearing Parties agree that during the Forbearance Period the “Alternate Rate” and the “CP Rate” will be determined as if no Termination Event shall have occurred under the RPA.  For the purposes of this Agreement, the “Forbearance Period” means the period commencing on the Effective Date (as defined below) and terminating on the earlier to occur of (i) May 7, 2019 and (ii) the date on which any one or more of the following events has occurred and is continuing (hereinafter referred to as an “Additional Event of Default”):  (1) the failure by the Seller or Cloud Peak to perform or observe any of the covenants or agreements contained in this Agreement or any Transaction Document to which it is a party (other than a Specified Breach), (2) the occurrence of any Termination Event or default under the RPA or any Transaction Document that is not one of the Specified Termination Events or (3) the exercise of rights and/or remedies by the unsecured noteholders and/or Trustee on account of the 6.375% Senior Unsecured Notes due 2024 against any of Cloud Peak and/or any of its respective affiliates.

(b)                                 From and after the date on which the Forbearance Period terminates or expires, whichever occurs first (said date is hereinafter referred to as the “Forbearance Termination Date”), the Forbearing Parties’ respective agreements hereunder to forbear shall automatically and without further notice or action terminate and be of no further force and effect, and each Forbearing Party shall have the immediate and unconditional right, in its discretion (subject to applicable provisions of the RPA, the other Transaction Documents and applicable law), to exercise any or all of its rights and remedies under the RPA, the other Transaction Documents and applicable law with respect to the Specified Termination Events, any Termination Event or default which may be continuing on the date hereof or any Additional Event of Default which may occur after the date hereof, including, without limitation, enforcement of the Liens upon the Pool Assets or any portion thereof held by the Administrator or any other Forbearing Party.  The Forbearing Parties have not waived any of such rights or remedies, and nothing in this Agreement, nor any delay on any Forbearing Party’s part after the Forbearance Termination Date in exercising any such rights or remedies, can be construed as a waiver of any of such rights or remedies.

5.                                      Conditions Precedent to Effectiveness.

The effectiveness of this Agreement is subject to the receipt by the Administrator, in form and substance reasonably acceptable to the Administrator, of counterparts of this Agreement duly executed by the Seller and Cloud Peak (the date of such satisfaction, the “Effective Date”).

6.                                      Fees and Expenses.

(a)                                 The Seller and Cloud Peak hereby jointly and severally agree to pay all fees, costs and expenses incurred by the Administrator in connection with this Agreement and any transactions contemplated hereby, including any and all outstanding legal and consultant fees and expenses of the Administrator, as set forth in invoices delivered to the Seller and Cloud Peak within two Business Days of the later of (i) the date that any such invoice is received by the Seller and Cloud Peak and (ii) the Effective Date.

(b)                                 The Seller and Cloud Peak hereby jointly and severally agree to pay to the Administrator (for its own account) a forbearance fee in an aggregate amount of $100,000, which forbearance fee shall be non-refundable and was earned in full on the Effective Date of the Amended and Restated Forbearance Agreement.(1)  Such forbearance fee will be payable upon the earliest to occur of (i) the effectiveness of any amendment to the RPA after the date hereof, (ii) the expiration or termination of the Forbearance Period, (iii) the Facility Termination Date and (iv) the date on which the Aggregate Capital and the LC Participation Amount have been reduced to zero ($0).

7.                                      RELEASE.  THE SELLER AND CLOUD PEAK, ON BEHALF OF THEMSELVES, RESPECTIVELY, AND ALL PERSONS AND ENTITIES CLAIMING BY, THROUGH, OR UNDER THEM, HEREBY RELEASE, WAIVE AND FOREVER RELINQUISH AND DISCHARGE EACH FORBEARING PARTY AND ITS RESPECTIVE OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, AFFILIATES, AND SUCCESSORS

(1)  For the avoidance of doubt, the fee set forth in this section 6(b) is the same fee as the fee set forth in section 6(b) the Amended and Restated Forbearance Agreement and not an additional fee.

AND ASSIGNS (COLLECTIVELY THE “RELEASEES”), OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTION AND ACTIONS, DEMANDS, OBLIGATIONS, CAUSE AND CAUSES OF ACTIONS, SUITS, DISPUTES, CLAIMS AND DEFENSES, COUNTERCLAIMS AND/OR LIABILITIES, CROSS CLAIMS, AND DEFENSES, THAT ARE KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED UPON, RELATING TO, ARISING OUT OF, BASED UPON OR IN ANY MANNER CONNECTED WITH (I) ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE TRANSACTION DOCUMENTS AND/OR THE ADMINISTRATION THEREOF OR THE OBLIGATIONS CREATED THEREBY; (II) ANY DISCUSSIONS, COMMITMENTS, NEGOTIATIONS, CONVERSATIONS OR COMMUNICATIONS WITH RESPECT TO THE REFINANCING, RESTRUCTURING OR COLLECTION OF ANY OBLIGATIONS RELATED TO THE TRANSACTION DOCUMENTS AND/OR THE ADMINISTRATION THEREOF OR THE OBLIGATIONS CREATED THEREBY, OR (III) ANY MATTER RELATED TO THE FOREGOING, IN EACH CASE, PRIOR TO THE EFFECTIVE DATE.

8.                                      Representations and Warranties of Borrower.  The Seller and Cloud Peak make the following representations and warranties to the Forbearing Parties as of each of the date hereof and the Effective Date:

(a)                                 each of the representations and warranties (other than (i) any representation and warranty which would not be true by virtue of the Specified Termination Events and Specified Breaches and (ii) with respect to Cloud Peak, the representation and warranty set forth in Section 2(f) of Exhibit III to the RPA) by the Seller and Cloud Peak set forth in the RPA and each other Transaction Document to which it is a party are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date in which case they shall have been true and correct in all material respects as of such earlier date;

(b)                                 other than the Specified Termination Events, no Termination Event has occurred and is continuing, and other than as a result of the Specified Breaches, no Unmatured Termination Event has occurred and is continuing;

(c)                                  the execution, delivery and performance by the Seller and Cloud Peak of this Agreement and any other documents entered into in connection therewith are (i) within their powers, (ii) have been duly authorized by all necessary limited liability company action, respectively, (iii) do not contravene any provision of their operating agreements, (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, (v) do not conflict with or result in a material breach or termination of, constitute a material default under or accelerate or permit the acceleration of any performance required by any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which it is a party or by which it or any of its property is bound, (vi) do not result in the creation or imposition of any Lien upon any of its property other than those in favor of the Administrator and (vii) do not require any material consent or approval of any Governmental Authority or any other Person; and

(d)                                 each of this Agreement and any other documents entered into in connection therewith constitutes a legal, valid and binding obligation of the Seller and Cloud Peak enforceable against them in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

9.                                      Acknowledgement.  Each party hereto acknowledges that the terms of this Agreement shall not constitute a course of dealing among the parties hereto.

10.                               Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Action.  Receipt by telecopy or electronic copy of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

11.                               Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

12.                               GOVERNING LAW; JURISDICTION; NOTICES.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICTS OF LAWS PROVISION OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). SECTIONS 11.10 AND 11.11 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

13.                               WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG THE ADMINISTRATOR, THE SELLER AND CLOUD PEAK ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

14.                               Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

15.                               Transaction Document.  The Agreement, the Amended and Restated Forbearance Agreement and the Original Forbearance Agreement shall be deemed to be Transaction Documents for all purposes of the RPA and each other Transaction Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CLOUD PEAK ENERGY RECEIVABLES LLC

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive V.P. and Chief Financial Officer

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive V.P. and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as the Administrator, a Purchaser, a Purchaser Agent and the LC Bank

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President